                                                                               .
                                                                               .
                                                                               .

                                                                    Exhibit 99.1

PRESS RELEASE
-------------

FOR IMMEDIATE RELEASE

              IPC HOLDINGS, LTD. REPORTS THIRD QUARTER 2005 RESULTS

                                                                            Quarter ended                  Nine months ended
                                                                            September 30,                     September 30,
                                                                    -----------------------------     -----------------------------
                                                                       2005              2004             2005             2004
                                                                       ----              ----             ----             ----
                                                                    (unaudited)       (unaudited)      (unaudited)      (unaudited)
                                                                             Expressed in thousands of United States dollars,
                                                                                       except per share amounts

NET (LOSS) INCOME                                                   $   (656,570)    $    (17,798)    $   (548,564)     $   129,978

Adjustment for net realized  losses (gains)                                2,002              404            4,180           (7,261)
                                                                    ------------     ------------     ------------     ------------
NET OPERATING (LOSS) INCOME                                         $   (654,568)    $    (17,394)    $   (544,384)    $    122,717
                                                                    ------------     ------------     ------------     ------------

Basic net (loss) income per common share                            $     (13.57)    $      (0.37)    $     (11.34)    $       2.69
Diluted net (loss) income per common share                          $     (13.57)    $      (0.37)    $     (11.34)    $       2.69

Net operating (loss) income per common share (diluted)              $     (13.53)    $      (0.36)    $     (11.26)    $       2.54

Weighted average number of common shares - basic                      48,385,232       48,305,708       48,354,839       48,276,603
Weighted average number of common shares - diluted                    48,385,232       48,305,708       48,354,839       48,362,411

PEMBROKE, BERMUDA, October 25, 2005. IPC Holdings, Ltd. (NASDAQ: IPCR) today reported a net loss for the quarter ended September 30, 2005 of $(656.6) million, or $(13.57) per share, compared to a net loss of $(17.8) million, or $(0.37) per share, for the third quarter of 2004. For the nine months ended September 30, 2005, the net loss was $(548.6) million, or $(11.34) per share, compared to net income of $130.0 million, or $2.69 per share, in the corresponding period in 2004.

Non-GAAP Financial Measures:

In addition to the GAAP financial measures set forth herein, IPC Holdings, Ltd. (the "Company") has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. "Net operating (loss) income" and its per share equivalent, as used herein, differ from "net (loss) income" and its per share equivalent under GAAP, which the Company believes is the most directly comparable GAAP measure. Net operating (loss) income is a common performance measurement which, as calculated by the Company, is net (loss) income excluding net realized gains and losses on investments. These items are excluded because they are not considered by management to be relevant indicators of the performance of or trends in our business operations, but rather of the investment and credit markets in general. We believe that the presentation of net operating (loss) income provides useful information regarding our results of operations because it follows industry practice, is followed closely by securities analysts and rating agencies, and enables investors and securities analysts to make performance comparisons with our peers in the insurance industry. This measure may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on net operating (loss) income as a non-GAAP measure in assessing IPC's overall financial performance.

Results of Operations:

For the quarter ended September 30, 2005, our net operating loss was $(654.6) million, or $(13.53) per share, compared to $(17.4) million, or $(0.36) per share for the third quarter of 2004. For the nine months ended September 30, 2005 our net operating loss was $(544.4) million, or $(11.26) per share, compared to net operating income of $122.7 million, or $2.54 per share, in the corresponding period of 2004.

President and Chief Executive Officer Jim Bryce commented: "As noted in an earlier press release, while Hurricane Katrina has clearly resulted in a significant loss for IPC, it is of much less significance than the tragedy and suffering borne by the hundreds of thousands of people who have lost so much as a result of this horrendous event. We believe this to be a market changing event. This will demonstrate the resilience of the insurance/reinsurance industry, and its ability to absorb the biggest insurance loss ever, just four years after the previous largest loss, which was the tragedy of 9/11.

Mr. Bryce also noted: "This event is a multiple of any of the major losses previously endured by the industry. This also highlights the positive impact of insurance as an industry to enable the recovery of places, industries, people and even regional economies in this challenging time of need. The tragic circumstances of Katrina demonstrates that an improved approach to risk, risk management, and the multi-dimensional nature of risk, must be more closely examined by the industry in the future. Clearly, pricing needs to reflect these factors in 2006, and beyond."

In the quarter ended September 30, 2005, we wrote gross premiums of $166.0 million, compared to $60.7 million in the third quarter of 2004. The primary driver for the significant increase is reinstatement premiums arising as a result of claims from Hurricane Katrina, which struck Louisiana, Alabama and Mississippi in August 2005. In the third quarter of 2005, we wrote new business of $3.6 million, which partially offset business that we did not renew, which totalled $4.5 million. The effect of changes to business written for existing clients, which includes changes to program structure and/or renewal dates, as well as pricing and changes to foreign exchange rates, was a $0.3 million increase in the third quarter of 2005, compared to the corresponding period of 2004. However, excess of loss premium adjustments were $0.4 million less in the quarter ended September 30, 2005, compared to the third quarter of 2004. For the nine months ended September 30, 2005, we wrote gross premiums of $458.8 million, compared to $343.8 million, an increase of 33%. New business in the period totalled $24.1 million, which more than offset business not renewed totalling $19.9 million. Reinstatement premiums for the nine months to September 30, 2005 totalled $133.4 million, compared to $19.8 million in the corresponding period of 2004. Also, adjustment premiums in the period were $6.4 million, compared to $11.4 million for the corresponding period in 2004.

In the third quarter of 2005, we ceded $1.9 million of premiums to our retrocessional facilities, compared with $1.4 million for the quarter ended September 30, 2004. The actual contracts ceded are at IPC's underwriters' judgement in optimizing the risk profile of the portfolio, which can cause premiums ceded to vary as a proportion of our gross writings, from quarter to quarter. For the nine months ended September 30, 2005, we ceded $20.4 million to our retrocessional facilities, compared to $18.0 million of ceded premium in the corresponding period of 2004.

We earned net premiums of $207.3 million in the third quarter of 2005, compared to $100.0 million in the third quarter of 2004, an increase of 107%. This significant increase is also due to reinstatement premiums resulting from Hurricane Katrina. Excluding reinstatement premiums, earned premiums were flat at $84.6 million, compared to $83.3 million for the quarter ended September 30, 2004. For the nine months ended September 30, 2005 net earned premiums were $376.5 million, compared to $261.7 million in the corresponding period of 2004, an increase of 44%. Again, excluding reinstatement premiums, earned premiums were generally flat in comparison to earned premiums in the corresponding period of 2004, and were generally proportionate to the change in written premiums excluding reinstatement premiums.

We earned net investment income of $15.7 million in the quarter ended September 30, 2005, compared to $12.0 million in the third quarter of 2004. Investment income in the current quarter included $0.5 million in dividends from our investments in equity funds and a fund of hedge funds. By comparison, we received a dividend of $0.2 million from these investments in the third quarter of 2004. We also benefitted from an increase in the average yield of our fixed income investment portfolio. For the nine months ended September 30, 2005 net investment income was $48.1 million, compared to $37.6 million in the corresponding period of 2004. Dividends from our investments in equity and hedge funds totaled $6.1 million in the nine months ended September 30, 2005, compared to $3.2 million in the corresponding period of 2004. In addition, we benefitted from an 11% increase in the balance of invested assets, as well as the improvement in the average yield on our fixed income portfolio noted above.

We realized a net loss of $(2.0) million from the sale of investments in the quarter ended September 30, 2005, compared to $(0.4) million in the third quarter of 2004. Generally, net realized gains and losses fluctuate from period to period, depending on the individual securities sold. For the nine months ended September 30, 2005 we realized a net loss of $(4.2) million from the sale of investments, compared to a net gain of $7.3 million in the corresponding period in 2004.

In the quarter ended September 30, 2005, we incurred net losses and loss adjustment expenses of $856.0 million, compared to $116.0 million for the third quarter of 2004. Our losses in the third quarter of 2005 stem primarily from Hurricane Katrina, for which we have estimated total claims in the amount of $800 million. The balance of the incurred claims in the quarter related to the floods that affected Europe in August, and Hurricanes Dennis and Rita, which made landfall in the southern U.S. in July and September 2005, respectively. Our loss ratio, which is the ratio of net losses and loss adjustment expenses to net premiums earned, was 412.9% for the quarter ended September 30, 2005, compared to 116.0% for the third quarter of 2004. For the nine months ended September 30, 2005 our incurred net losses and loss adjustment expenses totalled $918.3 million, compared to $134.4 million for the corresponding nine months of 2004. In addition to the losses mentioned above, we incurred losses from cyclone Erwin in January ($20.0 million), and the south-east Pacific Tsunami from late December, 2004 ($8.0 million). Our loss ratio for the nine month period ended September 30, 2005 was 244.0%, compared to 51.4% for the corresponding period of 2004.

Our net acquisition costs, which are primarily commissions and fees paid to brokers for the production of business, were $14.2 million for the third quarter of 2005, compared to $9.6 million in the third quarter of 2004. These costs have not increased proportionately to the increase in earned premiums, primarily because of the impact of brokerage on reinstatement premiums, which is at a lower level than brokerage on annual premiums. For the nine months ended September 30, 2005 net acquisition costs were $30.7 million, compared to $27.7 million in the corresponding period of 2004. The primary reason for the reduction is as described above.

General and administrative expenses totaled $9.2 million in the third quarter of 2005, compared to $5.6 million in the third quarter of 2004. The increase is the result of service fees incurred which are based on earned premiums, and an increase in salaries and benefits. For the nine months ended September 30, 2005 general and administrative expenses were $21.0 million, compared to $16.3 million in the corresponding period of 2004. In addition to the increases in administrative service fees noted above, the expense for letters of credit provided to our U.S. cedents is significantly higher in 2005, because of the increased level of loss reserves collateralized. There has also been an increase in compensation expense.

Our expense ratio, which is the ratio of net acquisition costs plus general and administrative expenses to net premiums earned, was 11.3% for the third quarter of 2005, compared to 15.2% for the third quarter of 2004. For the nine months ended September 30, 2005 our expense ratio was 13.7%, compared to 16.8% for the corresponding period of 2004.

On October 24, 2005 Hurricane Wilma made landfall in Florida. Preliminary information indicates that this storm has caused substantial insured losses, and we expect that we will need to establish appropriate reserves in the fourth quarter of 2005. While it is far too early to derive a meaningful estimate of our losses from this event, publicly reported modeling company estimates of the industry loss from this event currently range from $4 billion to $10 billion, although actual industry losses may differ substantially from these preliminary estimates. Our experience of recent storms of this magnitude indicate that our market share of industry losses may be in the range 0.6% to 0.9%, although our actual share may substantially differ from this range. Incurred losses will be partially mitigated by reinstatement premiums for those contracts affected, other than those already impacted by any of this year's earlier storms.

On October 25, 2005, the Board of Directors declared a quarterly dividend of $0.16 per share, payable on December 15, 2005, to shareholders of record on November 29, 2005.

Our management will be holding a conference call to discuss these results at
8.30 a.m. Eastern time tomorrow, October 26, 2005. This conference call will be broadcast simultaneously on the internet which can be accessed from our website at www.ipcre.bm, under the 'News' / 'Webcasts' section, and a replay of the call will also be available at this site from 10.30 a.m. Eastern time until 12.00 midnight Eastern time on Wednesday, November 2, 2005.

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as "believes," "anticipates," "intends," "expects" and similar statements of a future or forward-looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our expectations; (b) the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time; (c) any lowering or loss of one of our financial ratings of our wholly-owned subsidiary, IPCRe Limited; (d) the effect of competition on market trends and pricing; (e) changes in general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere; and (f) other factors set forth in our most recent reports on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward-looking statement contained in this press release.

IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, aviation, property-per-risk excess and other short-tail reinsurance on a worldwide basis.

     CONTACT:  Jim Bryce, President and Chief Executive Officer or
               John Weale, Senior Vice President and Chief Financial Officer

               Telephone:  441-298-5100

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States dollars, except for per share amounts)

--------------------------------------------------------------------------------

                                                         As of                As of
                                                  September 30, 2005    December 31, 2004
                                                  ------------------    -----------------
ASSETS:                                               (unaudited)
Fixed maturity investments:
  Available for sale, at fair value                   $ 1,528,957          $ 1,444,576
Equity investments, available for sale, at                447,964              428,620
fair value
Cash and cash equivalents                                  22,828               27,898
Reinsurance premiums receivable                           237,581               85,086
Deferred premiums ceded                                     8,174                4,558
Losses and loss adjustment expenses recoverable             3,664                5,006
Accrued investment income                                  16,493               20,695
Deferred acquisition costs                                 14,823                8,424
Prepaid expenses and other assets                           5,978                3,427
                                                     ------------          -----------
   TOTAL ASSETS                                       $ 2,286,462          $ 2,028,290
                                                     ============          ===========

LIABILITIES:

Reserve for losses and loss adjustment expenses       $ 1,044,324            $ 274,463
Unearned premiums                                         134,034               68,465
Reinsurance premiums payable                                8,609                3,387
Deferred fees and commissions                               2,664                1,475
Accounts payable and accrued liabilities                   15,592               12,061
                                                     ------------          -----------
   TOTAL LIABILITIES                                    1,205,223              359,851
                                                     ============          ===========

SHAREHOLDERS' EQUITY:

Share capital (Common shares outstanding, par
value U.S.$0.01)                                              485                  484
Additional paid-in capital                                859,059              854,797
Deferred stock grant compensation                          (3,154)              (2,899)
Retained earnings                                         139,847              724,907
Accumulated other comprehensive income                     85,002               91,150
                                                     ------------          -----------
  TOTAL SHAREHOLDERS' EQUITY                            1,081,239            1,668,439
                                                     ============          ===========
  TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY                                              $ 2,286,462          $ 2,028,290
                                                     ============          ===========

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF (LOSS) INCOME

                (Expressed in thousands of United States dollars)

-------------------------------------------------------------------------------

                                                                Quarter ended September 30,         Nine months ended September 30,
                                                                  2005               2004              2005               2004
                                                                  ----               ----              ----               ----
REVENUES:                                                      (unaudited)        (unaudited)       (unaudited)        (unaudited)
Gross premiums written                                          $ 165,980          $  60,688         $ 458,815          $ 343,751
Premiums ceded                                                     (1,948)            (1,395)          (20,404)           (17,958)
                                                                ---------          ---------         ---------          ---------
Net premiums written                                              164,032             59,293           438,411            325,793
Change in unearned premium reserve, net                            43,259             40,663           (61,953)           (64,131)
                                                                ---------          ---------         ---------          ---------
Net premiums earned                                               207,291             99,956           376,458            261,662
Net investment income                                              15,731             11,958            48,103             37,603
Net realized (losses)gains on investments                          (2,002)              (404)           (4,180)             7,261
Other income                                                        2,141              1,296             4,277              3,118
                                                                ---------          ---------         ---------          ---------
                                                                  223,161            112,806           424,658            309,644
                                                                ---------          ---------         ---------          ---------

EXPENSES:

Net losses and loss adjustment expenses                           855,977            115,993           918,347            134,401
Net acquisition costs                                              14,160              9,622            30,722             27,721
General and administrative expenses                                 9,200              5,595            20,993             16,341
Net exchange loss (gain)                                              394               (606)            3,160              1,203
                                                                ---------          ---------         ---------          ---------
                                                                  879,731            130,604           973,222            179,666
                                                                ---------          ---------         ---------          ---------
NET (LOSS) INCOME                                               $(656,570)         $ (17,798)        $(548,564)         $ 129,978
                                                                =========          =========         =========          =========

Loss and loss expense ratio (1)                                     412.9%             116.0%            244.0%              51.4%
Expense ratio (2)                                                    11.3%              15.2%             13.7%              16.8%
Combined ratio (Sum of 1 + 2)                                       424.2%             131.2%            257.7%              68.2%